UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 20, 2004

Date of Report (Date of earliest event reported)

0-17843

Commission File Number

REGAL ONE CORPORATION

(Exact name of registrant as specified in its charter)

Florida                                                                                                          95-4158065

(State or other jurisdiction of                                                         (I.R.S. Employer Identification No.)

 incorporation or organization)

11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 8.01.    Other Events.

        Regal One Corporation (the "Company") was informed by Dr. Douglas Burke of O2 Technology, Inc. ("O2"), a wholly-owned subsidiary of the Company, that he had resigned from his position with O2 and was claiming, as his own, the air remediation technology ("Ion Technology") which the Company had been led to believe was the property of O2.  Dr. Burke further informed the Company that representations about the ownership of the property, made by O2's president, Ronald W. Hofer ("Hofer"), were not accurate.

        The Company has been named in a lawsuit in the California Superior Court, County of Orange (Case No. 03CC13317) in which Eco Air Technologies, LLC and Svenska Gyllenvent AB claim that they are the true owners of the Ion Technology.  In response to that claim and the Burke notification, the Company, by unanimous action of its Board of Directors, terminated the three members of the O2 Board of Directors, including Hofer, replacing them with Malcolm Currie and, on August 20, 2004, filed a cross-complaint against Hofer and Amber LeBleu-Hofer seeking a rescission of the O2 acquisition agreement and a return of the Company's shares of common stock issued for that acquisition as well as compensatory and punitive/treble damages for the actions of the named cross-defendants.  The newly-installed director of O2 also terminated Hofer as President and as an employee of O2.

    The Company intends to vigorously pursue its claims as laid out in the Cross-Complaint while it continues to defend itself against the claims of Eco Air Technologies, LLC and Svenska Gyllenvent AB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2004

REGAL ONE CORPORATION

/s/ Malcolm Currie

Malcolm Currie,

Chairman